Exhibit 11

                     KEY TRONIC CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)

                                                    First Quarter Ended
                                         September 30,          October 1,
                                                  1995                1994
                                         -------------         -----------

Primary
  Earnings
     Net Income                               $1,618                   NOT
     Add after tax interest expense                             APPLICABLE
      applicable to term debt *                    0
     Add after tax interest income
      applicable to short term paper *             0
     Income applicable to common stock        $1,618
                                              ======

Shares **
     Weighted average shares outstanding       8,488
     Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from exercise of such options *          1,929
     Adjusted common stock outstanding        10,417
                                              ======

     Primary earnings per common share        $  .16
                                              ======

Assuming full dilution
  Earnings
     Net Income                               $1,618                   NOT
     Add after tax interest expense                             APPLICABLE
      applicable to term debt ***                  0
     Add after tax interest income
      applicable to short term paper ***           0
     Income applicable to common stock        $1,618
                                              ======

Shares **
     Weighted average shares outstanding       8,488
     Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from exercise of such options ***        1,929
     Adjusted common stock outstanding        10,417
                                              ======

     Fully diluted earnings per common share  $  .16
                                              ======

*    Proceeds calculated using average market price for the quarter.
** Application of modified treasury stock method of calculating common stock equivalents due to potential dilution exceeding 20% (APB Opinion No. 15).
*** Proceeds calculated using higher of average or ending market price for the quarter.